Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Constellation Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share	457(c), 457(r)	29,870,072	$242.04(2)	$7,229,752,226.88(2)(3)	0.00011020	$796,718.70(2)(3)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities					—	—	—	—

	Total Offering Amounts					$7,229,752,226.88	—	—

	Total Fees Previously Paid					—	—	—

	Total Fee Offsets					—	—	—

	Net Fee Due							$796,718.70(2)(3)

(1)

This prospectus supplement relates to the resale or other distribution by the selling stockholders named herein of up to 29,870,072 shares of Constellation Brands, Inc. Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”). This prospectus supplement also relates to such additional shares of Class A Common Stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on November 4, 2022.

(3)

Calculated in accordance with Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of Constellation Brands, Inc.’s registration statement on Form S-3 filed with the Securities and Exchange Commission on November 10, 2022 (File No. 333-268289), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in such registration statement.